UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2016

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) held on June 10, 2016 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan (“2007 Plan”).

The amendments to the 2007 Plan, which became effective upon stockholder approval, (i) increased by 2,000,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the 2007 Plan, (ii) extended the term of the 2007 Plan through April 19, 2026, (iii) approved the continuation of the terms of Article X of the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code, and (iv) implemented certain technical updates and enhancements.

Following the amendments, the maximum number of shares of common stock of the Company that may be issued pursuant to awards under the 2007 Plan equals (i) 2,439,973 shares, plus (ii) the number of shares which were subject to awards granted under the Company’s prior incentive plans as of April 24, 2007 and which awards are or were forfeited, expired or cancelled without the issuance of shares after April 24, 2007.

Shares issued with respect to awards granted under the 2007 Plan other than stock options or stock appreciation rights are counted against the 2007 Plan’s aggregate share limit as 2.5 shares for every one share actually issued in connection with the award.

The foregoing brief description is qualified in its entirety by the text of the 2007 Plan (as amended and restated), a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1. The Company’s stockholders did not approve the proposal to eliminate certain supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”). Pursuant to the Certificate of Incorporation and Bylaws, the vote of 80% of the outstanding common stock was required to approve this proposal. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,412,417	1,729,492	21,184	1,806,754

2. The Company’s stockholders did not approve the proposal to declassify the Company’s Board of Directors. Because Proposal number 1 above was not approved by the requisite number of stockholders, pursuant to the Certificate of Incorporation, the vote of 80% of the outstanding common stock was required to approve this proposal. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,385,424	1,759,326	18,343	1,806,754

3. The Company’s stockholders elected the following two individuals as Class B directors on the Company’s Board of Directors, each to hold office until the 2019 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Sandra N. Bane	17,561,589	601,504	1,806,754
Van B. Honeycutt	17,640,499	522,594	1,806,754

There were no abstentions.

4. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,590,053	1,161,415	411,625	1,806,754

5. The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
19,763,139	166,242	40,466	0

6. The Company’s stockholders approved the amendment and restatement of the Company’s 2007 Plan, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,011,163	2,119,800	32,130	1,806,754

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2007 Equity and Performance Incentive Plan of Big 5 Sporting Goods Corporation (amended and restated as of April 19, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: June 14, 2016

/s/ Barry D. Emerson

Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2007 Equity and Performance Incentive Plan of Big 5 Sporting Goods Corporation (amended and restated as of April 19, 2016)